Exhibit 10.1

RiT RECEIVES PAIRVIEW PRO™ ORDERS
FROM 2 CARRIERS IN AFRICA

Tel Aviv, Israel – September 28, 2004 – RiT Technologies (NASDAQ: RITT), the pioneer and world-leading provider of intelligent physical layer solutions, announced that it has received orders from two African carriers for its PairView Pro Local Loop Mass-Verification System. Delivery is expected to be before year end.

The national operator of one country in Western Africa has placed an order for two PairView Pro systems as part of its initiative to reduce network congestion and improve the overall quality of its fixed line services. PairView Pro’s auto-tracking technology will be used to trace the routing of each copper pair, automatically building a comprehensive map of the entire network and highlighting inefficiencies in the existing network architecture.

The decision to deploy PairView Pro came in the wake of a strong recommendation by one of RiT’s long-standing and satisfied European PairView users.

The state-owned carrier of another African country has ordered two PairView Pro systems as part of a project to document and mass-qualify its copper plant.  PairView Pro will independently identify and test all copper pairs – both active and inactive, including those that carry digital offerings such as ISDN and xDSL. The reliable physical layer database built from this accurate information will become a platform for more accurate billing, efficient provision and maintenance activities, and effective network management

“These sales are encouraging milestones that demonstrate reawakening interest in our c arrier solutions, together with the broader range of applications for which they are being deployed,” said Liam Galin, RiT’s President and CEO. “A growing number of telcos recognize that reliable documentation of the copper plant is a prerequisite for reducing provisioning and maintenance costs while increasing quality of service and customer satisfaction. The result is a boost to both the top and bottom line that pays quickly for the investment.

“This excellent value proposition, combined with a more favorable capital spending environment in the telecommunications industry and our growing list of satisfied clients, is helping us to generate promising new opportunities for the sales pipeline as well as reactivate on-hold   opportunities. We are pleased with these developments and are working hard to convert further sales opportunities into final sales.

About RiT Technologies

RiT Technologies pioneered the development of intelligent physical layer solutions, designed to provide superior control, utilization and maintenance of networks. RiT's innovative solutions help customers capitalize on network investments and reduce cost of ownership.

RiT's Enterprise Solutions include PatchView™ for full web-based management, planning and troubleshooting of network physical layer connectivity, and SMART Cabling™ System components for single-source, end-to-end structured cabling solutions.

PairView™ and PairQ™ Carrier Solutions help telcos capitalize on outside plant investments by giving them reliable, mass-verified and qualified infrastructure and connectivity databases.

With a global sales network spanning 60 countries, RiT's key customers include major financial institutions, corporations and global telecommunications companies such as: Deutsche Telekom, Alcatel, TELMEX, TELENOR, The New York Mercantile Exchange (NYMEX), ING Barings, INVESCO, DIAGEO, Daewoo, and Reuters.

RiT is a member of the RAD group, a world leader in communications solutions.

For more information, please visit our website: www.rittech.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risk detailed from time to time in the Company’s filings with the Securities Exchange Commission.

 This press release is available at http://www.rittech.com and http://portfoliopr.com

COMPANY

Simona Green

CONTACT:

VP Finance

+972-3-766-4249

simonag@rit.co.il

PORTFOLIO PR

 Paul Holm / Jerry Cahn

CONTACTS:

 212-736-9224

 pholm@portfoliopr.com / jcahn@portfoliopr.com